EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

January 20, 2020

U.S Securities and Exchange Commission

Division of Corporation Finance

100 F Street N.E.

Washington, D.C. 20549

We hereby consent to the use in this Form 10K of our report dated January 18, 2019, with respect to the consolidated financial statements of Graphene & Solar Technologies Limited, as of September 30, 2018 and for the year then ended.

Sincerely

/S/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC

Sugarland, Texas